Exhibit 10.7

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

PARASOL THERAPEUTICS, INC.

EXCLUSIVE PATENT LICENSE AGREEMENT

TABLE OF CONTENTS

R E C I T A L S	1

1. DEFINITIONS	2

2. GRANT OF RIGHTS	7

3. COMPANY DILIGENCE OBLIGATIONS	11

4. ROYALTIES AND PAYMENT TERMS	15

5. REPORTS AND RECORDS	22

6. PATENT PROSECUTION	25

7. INFRINGEMENT	25

8. INDEMNIFICATION AND INSURANCE	27

9. NO REPRESENTATIONS OR WARRANTIES	29

10. ASSIGNMENT	30

11. GENERAL COMPLIANCE WITH LAWS	30

12. TERMINATION	31

13. DISPUTE RESOLUTION	33

14. CONFIDENTIAL INFORMATION	35

15. MISCELLANEOUS	36

APPENDIX A	40

APPENDIX B	41

EXHIBIT A	42

EXHIBIT B	44

i

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of the date set forth above the signatures of the parties below (the “EFFECTIVE DATE”), is between the Massachusetts Institute of Technology (“M.I.T.”), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Parasol Therapeutics, Inc. (“COMPANY”), a Delaware corporation, with a principal place of business at c/o Polaris Ventures, 1000 Winter Street, Waltham, Massachusetts 02451-1436.

R E C I TA L S

WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to (a) [**], and has the right to grant licenses under said PATENT RIGHTS;

WHEREAS, Ram Sasisekharan an inventor of the PATENT RIGHTS and current employee of M.I.T., has or will shortly acquire equity in COMPANY, the Conflict Avoidance Statement of Ram Sasisekharan is attached as Exhibit A hereto;

WHEREAS, Ram Sasisekharan, an inventor of the PATENT RIGHTS, has or will shortly acquire equity in COMPANY not resulting from this Agreement, the Inventor/Author Acknowledgment of No Equity Distribution in M.I.T.’s institutional equity share of Ram Sasisekharan is attached as Exhibit B hereto;

WHEREAS, M.I.T.’s Vice President for Research has approved that Ram Sasisekharan, an inventor of the PATENT RIGHTS, now holds or shall shortly acquire equity in COMPANY and that M.I.T. is accepting equity as partial consideration for the rights and licenses granted under this Agreement;

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, M.I.T. and COMPANY understand and accept that the availability of LICENSED PRODUCTS for PANDEMIC FLU at affordable prices to poor segments of the world’s populations in DEVELOPING COUNTRIES is an important objective of the parties;

WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

1. DEFINITIONS

1.1 “AFFILIATE” shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2 “CONFIDENTIAL INFORMATION” shall mean any confidential or proprietary information furnished by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement, provided that such information is specifically designated as confidential. Such CONFIDENTIAL INFORMATION shall include, without limitation, any diligence reports furnished to M.I.T. under Section 3.1, royalty reports furnished to M.I.T. under Section 5.2, and copies of sublicenses furnished to M.I.T. under Section 2.4.

1.3 “DEVELOPING COUNTRIES” shall mean, within the TERRITORY, the countries designated by The World Bank (www.worldbank.org) as Low-Income Economies, as such list may change from time to time, or any subsequent list that may be mutually agreed to by M.I.T. and COMPANY.

1.4 “EXCLUSIVE PERIOD” shall mean the period of time set forth in Section 2.2.

1.5 “FIELD” shall mean all human and veterinary therapeutic, prophylactic and diagnostic applications.

1.6 “IMPROVEMENT” shall mean any patentable invention which is:

(a) made under M.I.T. research programs in which Ram Sasisekharan is the principal investigator; and

(b) disclosed to the M.I.T. Technology Licensing Office within [**] years of the EFFECTIVE DATE; and

(c) dominated by claims of the PATENT RIGHTS licensed under this Agreement and listed in Appendix A as of the EFFECTIVE DATE; and

(d) available for licensing after satisfaction of any rights granted to sponsors of the research leading to such invention.

1.7 “LICENSED PRODUCT” shall mean any product that, in whole or in part:

(a) absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or

(b) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

1.8 “LICENSED PROCESS” shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.

1.9 “NET SALES” shall mean the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS and LICENSED PROCESSES, less the following:

(a) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(b) amounts repaid or credited by reason of rejection or return;

(c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or LICENSED PROCESS which is paid by or on behalf of COMPANY; and

(d) outbound transportation costs prepaid or allowed and costs of insurance in transit.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the earlier of the receipt of payment or ninety (90) days after the date of billing for a LICENSED PRODUCT or LICENSED PROCESS. If a LICENSED PRODUCT or a LICENSED PROCESS is distributed at a discounted price that is substantially lower than the customary price charged by COMPANY (taking into account customary pricing for a governmental entity), or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted amount of the LICENSED PRODUCT or LICENSED PROCESS charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT or LICENSED PROCESS.

In the event that non-monetary consideration is received for LICENSED PRODUCTS or LICENSED PROCESSES, NET SALES shall be calculated based on the fair market value of such non-monetary consideration (including all elements of such consideration), as determined by the parties in good faith.

NET SALES will be calculated only once with respect to each LICENSED PRODUCT or LICENSED PROCESS sold by COMPANY, any AFFILIATE and/or any SUBLICENSEE, even if such LICENSED PRODUCT or LICENSED PROCESS is sold more than once in the course of its transfer to the ultimate end-user. The foregoing notwithstanding, NET SALES will not include transfers among COMPANY and any AFFILIATE and/or SUBLICENSEE unless the recipient does not intend to further sell or transfer the LICENSED PRODUCT or LICENSED PROCESS and is the end user thereof.

1.10 “OTHER COUNTRIES” shall mean any country in the TERRITORY other than DEVELOPING COUNTRIES.

1.11 “PANDEMIC FLU” shall mean, within the FIELD, applications for a pandemic (as determined in accordance with the definition thereof established from time to time by the World Health Organization (or such other definition as may be mutually agreed by M.I.T. and COMPANY)) caused by infection with a virulent strain of influenza for which humans have little or no immunity, including without limitation the avian H5N1 influenza virus.

1.12 “PATENT CHALLENGE” shall mean a challenge to the validity, patentability, enforceability and/or non-infringement of any of the PATENT RIGHTS (as defined below) or otherwise opposing any of the PATENT RIGHTS.

1.13 “PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisional, continuations, continuation-in-part applications, and continued

prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

1.14 “REPORTING PERIOD” shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.15 “SUBLICENSE INCOME” shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of the sublicense of the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, milestone payments, license maintenance fees, and other payments, but specifically excluding (i) royalties on NET SALES or payments as a sharing of profits from NET SALES of LICENSED PRODUCTS or LICENSED PROCESSES, (ii) bona fide research and development funding for LICENSED PRODUCTS or LICENSED PROCESSES, (iii) reimbursement of out of pocket patent prosecution and defense expenses for the PATENT RIGHTS, (iv) reimbursement for reasonable expenses incurred in supplying LICENSED PRODUCTS and/or raw materials and active ingredients of LICENSED PRODUCTS, and (v) payments made as consideration for the issuance of debt or equity securities of COMPANY at fair market value (with fair market value deemed to be up to [**]% of the value of the COMPANY’s common stock at such time as the COMPANY’s common stock is publicly traded).

Consideration for any and all sublicenses of the PATENT RIGHTS shall be on commercially reasonable terms and conditions. In the event that non-monetary consideration is received for any sublicense of the PATENT RIGHTS, SUBLICENSE INCOME shall be calculated based on the fair market value of such non-monetary consideration (including all elements of such consideration), as determined by the parties in good faith.

1.16 “SUBLICENSEE” shall mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Section 2.1.

1.17 “TERM” shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.18 “TERRITORY” shall mean worldwide.

1.19 “THERAPEUTIC LICENSED PRODUCT” shall mean a LICENSED PRODUCT that is used for a therapeutic and/or prophylactic purpose, e.g., an antiviral agent or a vaccine.

1.20 “VACCINE PRODUCT” shall mean a THERAPEUTIC LICENSED PRODUCT that is a vaccine, meaning an antigenic preparation that is designed to induce an immune response directed at an infectious organism (e.g., a bacterium or virus) when administered to an individual.

2. GRANT OF RIGHTS

2.1 License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM an exclusive (subject to Sections 2.2, 2.6 and 3.1(a)) royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY.

2.2 Exclusivity.

(a) In order to establish an exclusive period for COMPANY, M.I.T. agrees that, subject to Sections 2.2(b), 2.6, and 3.1(a), it shall not grant any other license under the PATENT RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY or to perform LICENSED PROCESSES in the FIELD in the TERRITORY during the TERM (the “EXCLUSIVE PERIOD”), unless sooner terminated as provided in this Agreement.

If M.I.T. or COMPANY or an AFFILIATE receives a bona fide request from a capable third party for a license under the PATENT RIGHTS to develop and commercialize a VACCINE PRODUCT for PANDEMIC FLU at affordable prices in one or more DEVELOPING COUNTRIES that is not being sold (including without limitation sufficient supply to meet market demand at reasonable costs) or diligently developed for sale by COMPANY or an AFFILIATE or SUBLICENSEE in such DEVELOPING COUNTRY(IES), then the party receiving such inquiry shall promptly notify the other party in writing within fifteen (15) days of such inquiry (an “INQUIRY NOTICE”), setting forth the type of VACCINE PRODUCT desired, the commercialization area desired, the name and contact information of the third party, and any other pertinent information. Within six (6) months of such INQUIRY NOTICE, COMPANY or an AFFILIATE shall enter into a sublicense agreement containing commercially reasonable terms and conditions with such third party for the requested VACCINE PRODUCT for PANDEMIC FLU in the requested DEVELOPING COUNTRY(IES). If COMPANY or an AFFILIATE does not grant a sublicense under the PATENT RIGHTS to the third party within six (6) months of such INQUIRY NOTICE, and M.I.T., at its sole discretion, determines that a sublicense to the third party is reasonable under the totality of the circumstances (taking into account development efforts of COMPANY, AFFILIATES and SUBLICENSEES) to make VACCINE PRODUCTS for PANDEMIC FLU available in DEVELOPING COUNTRIES, then M.I.T. shall have the right to grant a non-exclusive license under the PATENT RIGHTS to such third party for such purposes. For clarity, any license granted by M.I.T. under this Section 2.2(b) shall be solely for bringing VACCINE PRODUCTS for PANDEMIC FLU to market in the requested DEVELOPING COUNTRY(IES) (and other countries mutually agreed to by M.I.T. and COMPANY or AFFILIATE) in a manner that enables availability and accessibility at reasonable cost, and shall specifically exclude the right of the third party licensee to export or sell VACCINE PRODUCTS for PANDEMIC FLU from such DEVELOPING COUNTRY(IES) (and other mutually agreed upon counties) into other markets. Notwithstanding the foregoing, any such license granted by M.I.T. under this Section 2.2(b) shall allow the third party licensee to export or sell VACCINE PRODUCTS for PANDEMIC FLU from a DEVELOPING COUNTRY(IES) into any other DEVELOPING

COUNTRY(IES) during any period of time in which an adequate supply of such VACCINE PRODUCTS for PANDEMIC FLU at accessible pricing is not available in such other DEVELOPING COUNTRY(IES).

(b) If M.I.T. or COMPANY or an AFFILIATE receives a bona fide request from a capable third party for a license under the PATENT RIGHTS to develop and commercialize a LICENSED PRODUCT and/or LICENSED PROCESS other than a VACCINE PRODUCT for PANDEMIC FLU at affordable prices in one or more DEVELOPING COUNTRIES, M.I.T. and COMPANY shall discuss the request in good faith.

2.3 Option to IMPROVEMENTS. To the extent that an IMPROVEMENT is available for licensing, M.I.T. hereby grants to COMPANY a first option to add any IMPROVEMENT to the PATENT RIGHTS.

M.I.T. shall notify COMPANY in writing, in reasonable detail, of such IMPROVEMENT, furnishing COMPANY a copy of the invention disclosure and/or any related patent application(s). Such notification shall be made within [**] after the M.I.T. Technology Licensing Office receives disclosure of such IMPROVEMENT. Such invention disclosure and any related patent application(s) shall be kept confidential. Notwithstanding the foregoing, M.I.T. shall be under no obligation to file a patent application for any IMPROVEMENT unless COMPANY exercises its option with respect to such IMPROVEMENT.

COMPANY may exercise its right to add such IMPROVEMENT to the PATENT RIGHTS by notifying M.I.T. thereof in writing within [**] months after M.I.T.’s notice of such IMPROVEMENT, provided, however, that COMPANY may, upon written notice to M.I.T., extend such period for up to an additional [**] if the licensing of such IMPROVEMENT remains under bona fide, active consideration by COMPANY (as it may be so extended, the “OPTION PERIOD”). For each IMPROVEMENT so elected, COMPANY shall pay an Improvement Addition Fee of [**] Dollars ($[**]). Upon COMPANY’s exercise of such right and payment of the Improvement Addition Fee, Appendix A shall be deemed to have been amended to add the invention disclosure (and any related patent applications) covering such IMPROVEMENT, and such IMPROVEMENT and any resulting patent applications and patents shall thereafter be included in PATENT RIGHTS for all purposes of this Agreement. Upon request, M.I.T. shall provide COMPANY with an updated Appendix A for its records.

If COMPANY does not exercise its option within the OPTION PERIOD, M.I.T. shall be free to license its rights to such IMPROVEMENT to any third party.

2.4 Sublicenses.

(a) COMPANY shall have the right to grant sublicenses of its rights under Section 2.1 only during the EXCLUSIVE PERIOD. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against M.I.T. or assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena) then COMPANY may terminate the sublicense. COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement, which may redacted to preserve any confidential information of the parties thereto (except that terms directly relevant to COMPANY’s and AFFILIATE’s obligations under this AGREEMENT may not be redacted).

(b) Survival of Sublicense Agreements. M.I.T. agrees that upon termination of this Agreement for any reason, and at the written request of any SUBLICENSEE, M.I.T. will assume COMPANY’s duties and obligations solely with respect to the PATENT RIGHTS under each sublicense agreement granted by COMPANY to such SUBLICENSEE, effective as of the termination date of this Agreement, provided that:

(i) such SUBLICENSEE is not in default of its sublicense agreement with COMPANY at the date of such termination;

(ii) such SUBLICENSEE agrees in writing to be bound to M.I.T. for all obligations, including the payment of royalties, specified in the sublicense agreement;

(iii) M.I.T. shall not assume any obligation of COMPANY to such SUBLICENSEE pursuant to any representation, warranty or indemnification provision; and

(iv) notwithstanding anything to the contrary in the sublicense agreement with

COMPANY, such SUBLICENSEE agrees in writing to M.I.T. within [**] days of the termination of this Agreement to be bound to M.I.T. by the terms and conditions of the following provisions of this Agreement: Articles 3, 5, 8, 9 and 11, and Sections 2.2(b), 6.4, 12.2, 12.3, 12.4, 15.1 and 15.2.

2.5 U.S. Manufacturing. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States to the extent required by applicable laws and/or regulations. If COMPANY desires to seek a waiver of such requirements, upon request of COMPANY, M.I.T. agrees to provide reasonable assistance in the application process for such waiver, however issuance of any such waiver is not guaranteed.

2.6 Retained Rights.

(a) M.I.T. M.I.T. retains the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

(b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

(c) Non-assert. COMPANY (including its AFFILIATES) and M.I.T. agree that the PATENT RIGHTS shall not be asserted against any not-for-profit entity using the technology for research purposes only and not for the benefit for any for-profit entity.

2.7 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3. COMPANY DILIGENCE OBLIGATIONS

3.1 Diligence Requirements.

(a) General Diligence Requirements. COMPANY shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market in OTHER COUNTRIES; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public in OTHER COUNTRIES. Specifically, COMPANY or an AFFILIATE or SUBLICENSEE shall fulfill the following obligations:

(i) Within six (6) months after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS in OTHER COUNTRIES, specifying the number of staff and other resources to be devoted to such commercialization effort.

(ii) Within sixty (60) days after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES in OTHER COUNTRIES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

(iii) In the aggregate, COMPANY shall raise at least Six Million Dollars ($6,000,000) by January 1, 2010 from a combination of one or more of the following: (i) the sale of COMPANY’s equity securities for its own account, (ii) research and development funds, license fees and/or other payments from corporate partners or SUBLICENSEES and (iii) grants from government and non-government sources.

(iv) COMPANY shall expend (either directly or through AFFILIATES or SUBLICENSEES) at least the amounts set forth below on research toward the development of LICENSED PRODUCTS and/or LICENSED PROCESSES in each calendar year (pro-rated for partial years) beginning in 2008 and ending with the first commercial sale of a LICENSED PRODUCT or a first commercial performance of a LICENSED PROCESS.

2008	[**]
2009	[**]
2010 and 2011	[**]
2012 and every year thereafter	$2,000,000

(v) COMPANY shall permit an in-plant inspection by M.I.T. on or before [**], and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least [**] months between each such inspection.

(vi) By the [**] anniversary of the EFFECTIVE DATE, COMPANY (or an AFFILIATE or SUBLICENSEE) shall file an [**].

(vii) By the [**] anniversary of the EFFECTIVE DATE, COMPANY (or an AFFILIATE or SUBLICENSEE) shall [**].

In the event that COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under this Section 3.1(a) at any time prior to COMPANY raising Ten Million Dollars ($10,000,000) from a combination of one or more of the following: the sale of COMPANY’s equity securities for its own account; research and development funds, license fees and/or payments from corporate partners or SUBLICENSEES; and grants from government and non-government sources (the “TERMINATION THRESHOLD”), M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b).

If, at any time after achievement of the TERMINATION THRESHOLD, COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under either of Sections 3.1(a)(vi) or 3.1(a)(vii) and such failure has not been remedied within [**] days after receiving written notice thereof from M.I.T., M.I.T. may by written notice to COMPANY convert the license granted to COMPANY pursuant to Section 2.1 hereof to a non-exclusive license, and, in such event, Sections 2.2(a), 6.3 and 7.3 shall have no further effect. Notwithstanding the foregoing, in the event that COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under any of Sections 3.1(a)(i),

3.1(a)(ii), 3.1(a)(iv) and 3.1(a)(v) at any time after achievement of the TERMINATION THRESHOLD, M.I.T. may treat such failure as material breach in accordance with Section 12.3(b).

Notwithstanding the foregoing, at any time that M.I.T. notifies COMPANY of its finding that COMPANY has failed to fulfill any of its obligations under this Section 3.1(a), if COMPANY notifies M.I.T. within ten (10) business days that any such failure was the result of circumstances beyond COMPANY’s reasonable control, then, in lieu of M.I.T.’s right to treat such failure as a material breach or to convert this license to a non-exclusive license, respectively, in accordance with this Section, M.I.T. and COMPANY shall negotiate in good faith an amendment to COMPANY’s obligations under this Section 3.1(a). If the parties are unable to negotiate such an amendment within sixty (60) days from the date of COMPANY’s notification pursuant to this Section, then M.I.T. may either treat such failure as a material breach or convert this license to a non-exclusive license in accordance with this Section.

(b) Diligence Requirements for DEVELOPING COUNTRIES. M.I.T. and COMPANY agree that it is an important objective of both parties that VACCINE PRODUCTS for PANDEMIC FLU be made available in DEVELOPING COUNTRIES on reasonable terms, both with respect to availability of sufficient quantities of VACCINE PRODUCTS and the cost thereof. Specifically, COMPANY or AFFILIATE shall fulfill the following obligations:

(i) Within [**] months after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written development and commercialization plan describing the COMPANY’s strategy for bringing VACCINE PRODUCTS for PANDEMIC FLU to market in DEVELOPING COUNTRIES in a manner that is designed to enable availability and accessibility at reasonable cost, and shall discuss with M.I.T. the plan and provide an opportunity for M.I.T. to comment on the plan. COMPANY shall use diligent efforts to develop and commercialize VACCINE PRODUCTS for PANDEMIC FLU in DEVELOPING COUNTRIES in accordance with such plan.

(ii) Within [**] days after the end of each calendar year, COMPANY shall furnish M.I.T. with a written report on the progress of its efforts during the immediately preceding calendar year to develop and commercialize VACCINE PRODUCTS for PANDEMIC FLU in DEVELOPING COUNTRIES.

(iii) COMPANY shall use reasonable efforts to either (x) obtain the commitment of its SUBLICENSEES to use diligent efforts to develop and commercialize VACCINE PRODUCTS for PANDEMIC FLU in DEVELOPING COUNTRIES in a manner that is designed to enable availability and accessibility at reasonable cost, or (y) retain rights to develop and commercialize VACCINE PRODUCTS for PANDEMIC FLU in DEVELOPING COUNTRIES.

In addition to the remedies set forth in Section 2.2(b) with respect to VACCINE PRODUCTS, in the event COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under this Section 3.1(b), M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b), provided that any termination under Section 12.3(b) for breach of obligations under this Section 3.1(b) shall be limited to COMPANY’s and its AFFILIATE’s licenses and rights under the PATENT RIGHTS for VACCINE PRODUCTS for PANDEMIC FLU in DEVELOPING COUNTRIES in which such failure has occurred. The termination of COMPANY’s and AFFILIATE’s licenses and rights in such DEVELOPING COUNTRIES for VACCINE PRODUCTS for PANDEMIC FLU will not affect the remaining terms of this Agreement.

4. ROYALTIES AND PAYMENT TERMS.

4.1 Consideration for Grant of Rights.

(a) License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to M.I.T. on the EFFECTIVE DATE a license issue fee of [**] dollars ($[**]), and, in accordance with Section 6.4, shall reimburse M.I.T. for its actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS. These payments are nonrefundable.

(b) License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees during the TERM on the dates set forth below:

January 1, 2009	[	**]
January 1, 2010	[	**]
January 1, 2011	[	**]
January 1, 2012	[	**]

January 1, 2013	[**]
January 1, 2014	[**]
January 1, 2015	[**]
And each January 1st of every year thereafter	$150,000

This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c) Milestone Payments.

(i) COMPANY shall pay to M.I.T. the following amounts upon the first achievement of the following milestones, whether by COMPANY or any of its AFFILIATES or SUBLICENSEES:

Milestone Event	Payment
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

(ii) The milestone events set forth in Section 4.1(c)(i) above are intended to be successive. In the event that [**]. In addition and notwithstanding the foregoing, if any milestone with respect to a particular LICENSED PRODUCT is reached without achieving a preceding milestone with respect to the same LICENSED PRODUCT, then the amount which would have been payable on achievement of the preceding milestone shall be payable upon achievement of the next successive milestone. COMPANY shall make such non-refundable, non-creditable milestone payments within [**] days after achievement of each of the milestones. For clarity, each of the milestones set forth above shall be payable only once.

(iii) Notwithstanding the foregoing, in the event that COMPANY receives a milestone payment from a SUBLICENSEE based upon the achievement of a milestone event by the SUBLICENSEE that is essentially equivalent to a milestone event described in Section 4.1(c)(i) above and for which a payment is due to M.I.T. under this Section 4.1(c), COMPANY shall pay to M.I.T. the greater of either (1) the amount set forth in Section 4.1(c)(i) above, or (2) the amount determined in accordance with Section 4.1(e). All other milestone payments from SUBLICENSEES shall be treated in accordance with Section 4.1(e).

(d) Running Royalties. COMPANY shall pay to M.I.T. a running royalty of [**] percent ([**]%) of NET SALES by COMPANY, AFFILIATES and SUBLICENSEES. Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

Royalties shall not be due to M.I.T. on NET SALES of (i) VACCINE PRODUCTS in DEVELOPING COUNTRIES, or (ii) any other LICENSED PRODUCTS to the public sector (i.e., governmental, quasi-governmental or non-profit entities providing LICENSED PRODUCTS at a COST BASED PRICE) in DEVELOPING COUNTRIES. As used in this subsection, the term “COST BASED PRICE” means, in respect of each LICENSED PRODUCT, a price not exceeding that which fairly reflects the direct cost of manufacture of such LICENSED PRODUCT plus a typical margin for a generic pharmaceutical product for the respective market. In addition, if, the payment of the royalties set forth in this subsection 4.1(d) on: (1) LICENSED PRODUCTS in DEVELOPING COUNTRIES (other than VACCINE PRODUCTS and sales of LICENSED PRODUCTS to the public sector) or (2) LICENSED PRODUCTS in countries other than MAJOR MARKET COUNTRIES, causes the continued development and commercialization of such LICENSED PRODUCTS in such markets to be economically infeasible in the reasonable judgment of COMPANY, COMPANY shall notify M.I.T., and the parties agree to discuss in good faith a reduction in such royalties in such markets. COMPANY and M.I.T. will enter into a written amendment to this Agreement with respect to any mutually agreed upon change(s) to the royalty obligation. As used in this subsection, the term “MAJOR MARKET COUNTRIES” means the United States, Canada, Japan and the member states of the European Union.

(e) Sharing of SUBLICENSE INCOME. COMPANY shall pay M.I.T. a total of [**] percent ([**]%) of all SUBLICENSE INCOME received by COMPANY or AFFILIATES. Such amount shall be payable for each REPORTING PERIOD in which SUBLICENSE INCOME is received and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

(f) Consequences of a PATENT CHALLENGE. In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), and (iii) M.I.T. does not choose to exercise its rights to terminate this Agreement pursuant to Section 12.4, then: in the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any royalties paid during the period of challenge. In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse M.I.T. for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

(g) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

(h) Equity.

(i) Initial Grant. COMPANY shall issue a total of Four Hundred and Sixty Thousand (460,000) shares of Common Stock of COMPANY, $.0001 par value per share (“the Shares”), in the name of M.I.T. and of such persons as M.I.T. shall direct (“M.I.T. Holder”), and each M.I.T. Holder shall receive such number of shares as M.I.T. shall direct. Such issuance shall be recorded on the Stock Transfer Ledger of COMPANY on the EFFECTIVE DATE and the Shares shall be delivered to M.I.T. and M.I.T. Holders, if any, within thirty (30) days of the EFFECTIVE DATE.

COMPANY represents to M.I.T. that, as of the Effective Date, the aggregate number of Shares equals [**] Percent ([**]%) of the COMPANY’s issued and outstanding Common Stock calculated on a “Fully Diluted Basis.” For purposes of this Section 4.1(h), “Fully Diluted Basis” shall mean that the total number of issued and outstanding shares of the COMPANY’s Common Stock shall be calculated to include conversion of all issued and outstanding securities then convertible into Common Stock, the exercise of all then outstanding options and warrants to purchase shares of Common Stock, whether or not then exercisable, and shall assume the issuance or grant of all securities reserved for issuance pursuant to any COMPANY stock or stock option plan in effect on the date of the calculation, provided that the shares of Common Stock issuable under the terms of the WARRANT described in Section 4.3 shall not be included in such calculation.

(ii) Anti-Dilution Protection. COMPANY shall issue additional shares of Common Stock to M.I.T. and each M.I.T. Holder pro rata, such that M.I.T.’s and each M.I.T. Holders’ aggregate ownership of outstanding Common Stock shall not fall below Five Percent (5%) on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance. Such issuances shall continue until and including the date upon which a total of Five Million Dollars ($5,000,000) in cash in exchange for COMPANY’s capital stock (the “Funding Threshold”) shall be received by COMPANY. Thereafter, no additional shares shall be due to M.I.T. or any M.I.T. Holder pursuant to this Section. For clarity, if a single COMPANY financing causes COMPANY to reach and exceed more than $5,000,000 in cumulative funds raised, then the provisions of this Section shall apply with respect to that portion of such financing up to $5,000,000 and not for that portion of such financing that exceeds such $5,000,000 threshold.

(iii) Participation in Future Private Equity Offerings. After the date of the Funding Threshold, M.I.T. (specifically not including M.I.T. Holders) shall have the right to purchase additional shares of the COMPANY’s equity securities in any private offering by the COMPANY of its equity securities in exchange for cash, to maintain its pro rata ownership as calculated immediately prior to such offering on a Fully Diluted Basis, pursuant to the terms and conditions at least as favorable as those granted to the other offerees. All rights granted to M.I.T. pursuant to this Section 4.1(h)(iii) shall terminate immediately prior to a firm commitment underwritten public offering of the COMPANY’s Common Stock resulting in gross proceeds to the COMPANY of at least $[**]. M.I.T.’s rights under this Section shall not apply to the following equity securities: (i) shares of Common Stock issued or issuable to employees, consultants or directors of COMPANY pursuant to an option plan (including shares issued or issuable upon exercise of options already granted); (ii) securities issued in connection with any stock split or stock dividend by COMPANY; (iii) shares of Common Stock issued upon conversion of COMPANY Preferred Stock; (iv) securities issued in consideration for the acquisition or licensing of technology or a corporate partnership transaction or acquisition of another entity; or (v) securities issued in equipment leasing or other debt financing transactions.

(iv) Adjustments for Punitive Round Financings. After the date of the Funding Threshold (the “Funding Threshold Date”) and through the date at which COMPANY has raised a total of Seven Million Five Hundred Thousand Dollars ($7,500,000) in cash in exchange for COMPANY stock, if COMPANY issues Common Stock, or any equity security exercisable for or convertible into Common Stock, such that the price per share of COMPANY’s Common Stock is less than the M.I.T. Share Price (as defined below) (a “Dilutive Issuance”), then immediately following such Dilutive Issuance, COMPANY shall issue to M.I.T. shares of Common Stock such that the M.I.T. Share Number (as defined below) equals the product obtained by multiplying the M.I.T. Share Number in effect immediately before the Dilutive Issuance by the Adjustment Fraction defined below. The M.I.T. Share Price in effect immediately after the Dilutive Issuance shall be adjusted to equal the result obtained by dividing the M.I.T. Share Price in effect immediately before the Dilutive Issuance by the Adjustment Fraction defined below.

The Adjustment Fraction equals:	(A + C)
(A + B)

where:

A = the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis immediately prior to the Dilutive Issuance

B = the number of shares of Common Stock that could be purchased at the M.I.T. Share Price immediately prior to the Dilutive Issuance using the net aggregate consideration received by COMPANY in connection with the Dilutive Issuance

C = the number of shares of Common Stock or of a security exercisable for or convertible into Common Stock issued, on a Fully Diluted Basis, pursuant to the Dilutive Issuance.

Notwithstanding the foregoing, M.I.T.’s rights under this Section shall not apply to the following equity securities: (i) shares of Common Stock issued or issuable to employees, consultants or directors of COMPANY pursuant to an option plan (including shares issued or issuable upon exercise of options already granted); (ii) securities issued in connection with any stock split or stock dividend by COMPANY; (iii) shares of Common Stock issued upon conversion of COMPANY Preferred Stock; (iv) securities issued in consideration for the acquisition or licensing of technology or a corporate partnership transaction or acquisition of another entity; or (v) securities issued in equipment leasing or other debt financing transactions.

In addition, the following definitions shall apply to this Section 4.1(h)(iv):

“Fair Market Value” of a share of Common Stock shall be the highest price per share that the COMPANY could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the COMPANY, from authorized but unissued shares, as determined in good faith by the Board of Directors of the COMPANY, unless the COMPANY shall become subject to a merger, acquisition or other consolidation pursuant to which the COMPANY is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the COMPANY’s Common Stock for each share of Common Stock pursuant to the COMPANY’s acquisition.

“M.I.T. Share Number” shall mean the number of shares of COMPANY’s Common Stock that M.I.T. owns on the date of the Dilutive Issuance, as adjusted from time to time pursuant to this Section. Notwithstanding the foregoing, any shares of Common Stock acquired by M.I.T. pursuant to Section 4.1(h)(iii) shall not be included in the M.I.T. Share Number.

“M.I.T. Share Price” shall mean the value per share of the shares of Common Stock included in the M.I.T. Share Number, as adjusted from time to time pursuant to this Section. For purposes of this Section, the initial M.I.T. Share Price to be used in an adjustment resulting from the first Dilutive Issuance to occur after the Funding Threshold Date shall be the Fair Market

Value per share of the Common Stock of the COMPANY effective on the Funding Threshold Date.

4.2 Payments.

(a) Method of Payment. All payments under this Agreement should be made payable to “Massachusetts Institute of Technology” and sent to the address identified in Section 15.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [**] above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

4.3 Issuance of Warrant. In further consideration of the licenses granted in this Agreement, COMPANY shall, within [**] days after the EFFECTIVE DATE, issue a stock purchase warrant (as described below) to M.I.T. (the “WARRANT”). The WARRANT will be for the purchase of [**] shares of COMPANY Common Stock at a per share exercise price of $[**], and will be exercisable for [**] years after the EFFECTIVE DATE.

5. REPORTS AND RECORDS.

5.1 Frequency of Reports.

(a) Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. annually, within sixty (60) days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

(b) Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within sixty (60) days of occurrence in each country.

(c) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2 Content of Reports and Payments. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

(ii) a description of LICENSED PROCESSES performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

(iii) the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

(iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vii) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

5.3 Financial Statements. On or before the ninetieth (90th) day following the close of COMPANY’s fiscal year, COMPANY shall provide M.I.T. with COMPANY’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY’s treasurer or chief financial officer or by an independent auditor.

5.4 Records. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [**] years following the end of the calendar year to which they pertain, during which time M.I.T., or M.I.T.’s appointed agents, shall have the right, at M.I.T.’s expense, to inspect such records during normal business hours, and not more than once in any twelve month period, to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of [**] percent ([**]%), COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within thirty (30) days of receiving notice thereof from M.I.T.

6. PATENT PROSECUTION.

6.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance. M.I.T. shall instruct its patent counsel to copy COMPANY on all patent prosecution documents relating to the PATENT RIGHTS.

6.2 International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of COMPANY and M.I.T. M.I.T. shall not unreasonably withhold its consent to amendments to Appendix B requested by COMPANY.

6.3 Abandoning Patent Rights. Should M.I.T. elect to abandon any PATENT RIGHTS, M.I.T. will first notify COMPANY of its intent to do so sufficiently in advance for COMPANY to continue prosecution and maintenance of such PATENT RIGHTS, and COMPANY may prosecute and maintain such PATENT RIGHTS in M.I.T.’s name at COMPANY’s own expense.

6.4 Payment of Expenses. Payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. As of March 31, 2008, M.I.T. has incurred approximately $[**] for such patent-related fees and costs. COMPANY shall reimburse all amounts due pursuant to this Section within thirty (30) days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c). In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

7. INFRINGEMENT.

7.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2 Right to Prosecute Infringements.

(a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T., not to be unreasonably withheld.

(b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within [**] days after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T. Prior to commencing any such actions, M.I.T. shall consult with COMPANY and shall consider the views of COMPANY regarding the advisability of the proposed action. Further, M.I.T. shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without first consulting with and considering the views of COMPANY. Notwithstanding the foregoing, any action taken under this Section shall be at the sole discretion of M.I.T.

7.3 Declaratory Judgment Actions. In the event that a declaratory judgment action is brought against M.I.T. or COMPANY by a third party, COMPANY, at its option, shall have the right within [**] days after commencement of such action to take over the sole defense of the action at its own expense. If COMPANY does not exercise this right, M.I.T. may take over the sole defense of the action at M.I.T.’s sole expense, subject to Sections 7.4 and 7.5.

7.4 Offsets. COMPANY may offset a total of [**] percent ([**]%) of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [**] percent ([**]%) in any REPORTING PERIOD, it being understood that any expenses which COMPANY is prevented by the foregoing proviso from offsetting in any REPORTING PERIOD may be carried forward and offset in one or more subsequent REPORTING PERIODS (applying the foregoing proviso, including the cap, in each subsequent REPORTING PERIOD).

7.5 Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 7.4), and (ii) as to ordinary damages, COMPANY shall pay to M.I.T. an amount based upon a reasonable approximation of the royalties and other amounts that COMPANY would have paid to M.I.T. if COMPANY had sold the infringing products, processes and services rather than the infringer, and COMPANY shall retain all remaining amounts and (iii) as to special or punitive damages, any award shall be paid [**] percent ([**]%) to M.I.T. and [**] percent ([**]%) to COMPANY.

7.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.7 Right to Sublicense. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

8. INDEMNIFICATION AND INSURANCE

8.1 Indemnification.

(a) Indemnity. COMPANY shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) (collectively, “LOSSES”) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, investigations, actions, demands or judgments arising out of or related to the exercise of any rights granted to COMPANY under this Agreement or any breach of this Agreement by COMPANY; provided, however, that COMPANY shall have no obligation pursuant to the foregoing with respect to any LOSSES that result from the gross negligence or willful misconduct of any Indemnitee.

(b) Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

8.2 Insurance. Commencing at the earlier of (1) the [**] month anniversary of the EFFECTIVE DATE or (2) the date upon which COMPANY or an AFFILIATE or SUBLICENSEE commences laboratory operations related to LICENSED PRODUCTS or LICENSED PROCESSES, COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1(a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional insured thereunder, (iii) shall be endorsed to include product liability coverage at any time during which the COMPANY or any AFFILIATE or

SUBLICENSEE is making, using or selling a LICENSED PRODUCT or a LICENSED PROCESS, including conducting clinical trials or obtaining any required regulatory approvals, and (iv) shall require [**] days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than [**] Dollars ($[**]) per occurrence with an aggregate of [**] Dollars ($[**]) for bodily injury including death; and [**] Dollars ($[**]) per occurrence with an aggregate of [**] Dollars ($[**]) for property damage; and [**] Dollars ($[**]) per occurrence with an aggregate of [**] Dollars ($[**]) for errors and omissions, provided that such errors and omissions coverage shall only be required to be obtained if COMPANY or an AFFILIATE or SUBLICENSEE provides services in connection with a LICENSED PRODUCT or LICENSED PROCESS. In the alternative, COMPANY may self-insure subject to prior approval of M.I.T.

COMPANY shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of [**] years.

9. NO REPRESENTATIONS OR WARRANTIES

M.I.T. hereby represents and warrants to COMPANY as of the EFFECTIVE DATE that, subject to Section 2.6, to its knowledge (i) all inventors of record that are employees of M.I.T. have assigned or are obligated to assign to M.I.T. their entire right, title and interest in the PATENT RIGHTS, and M.I.T. has the authority to grant the licenses as granted herein; and (ii) it has not granted to any third party any rights under the PATENT RIGHTS that would conflict with this Agreement.

M.I.T.’s total liability under the representations and warranties of this Agreement shall be limited to an amount equal to the total sum that has been paid by COMPANY to M.I.T. under the provisions of Article 4 of this Agreement.

EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, M.I.T. makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, and (ii) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCT or LICENSED PROCESS will not infringe any patents or other intellectual property rights of M.I.T. or of a third party.

IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10. ASSIGNMENT.

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of M.I.T. Notwithstanding the foregoing, COMPANY may assign its rights and obligations under this Agreement to an AFFILIATE or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that (i) COMPANY shall deliver written notice to M.I.T. within [**] days of any such assignment, such notice to include the assignee’s contact information, and (ii) this Agreement shall immediately terminate if the assignee fails to agree in writing to M.I.T. to be bound by the terms and conditions of this Agreement within [**] days of the effective date of the assignment.

11. GENERAL COMPLIANCE WITH LAWS

11.1 Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

11.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 8.1) for the consequences of any such violation.

11.3 Non-Use of M.I.T. Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T., or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T. which consent M.I.T. may withhold in its sole discretion. The foregoing notwithstanding, without the consent of M.I.T., COMPANY may make factual statements during the term of this Agreement that COMPANY has a license from M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

11.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12. TERMINATION.

12.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to M.I.T., such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date. Any such termination may be with respect to all of COMPANY’s rights and obligations under this AGREEMENT or may be with respect to one or more PATENT RIGHTS only, as shall be specified in the notice of termination.

12.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3 Termination for Default

(a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within [**] days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

(b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a) and subject to Section 3.1(a), and fails to cure that breach within [**] days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

12.4 Termination as a Consequence of PATENT CHALLENGE

(a) By COMPANY. If COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against M.I.T., or assists others in bringing a PATENT CHALLENGE against M.I.T. (except as required under a court order or subpoena), then M.I.T. may immediately terminate this Agreement and/or the license granted hereunder.

(b) By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then M.I.T. may send a written demand to COMPANY to terminate such sublicense. If COMPANY fails to terminate such sublicense within thirty (30) days after M.I.T.’s demand, M.I.T. may immediately terminate this Agreement and/or the license granted hereunder.

12.5 Effect of Termination.

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 13, 14 and 15, and Sections 2.4(b), 4.1(h), 5.2 (obligation to provide final report and payment), 5.4, 11.1, 11.2 and 12.5.

(b) Inventory. Upon the early termination of this Agreement, COMPANY and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that COMPANY pays M.I.T. the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement, and (ii) COMPANY and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within [**] months after the effective date of termination.

(c) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

13. DISPUTE RESOLUTION.

13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3 Dispute Resolution Procedures

(a) Mediation. In the event any dispute arising out of or relating to this Agreement remains unresolved within [**] days from the date the affected party informed the other party of such dispute, either party may initiate mediation upon written notice to the other party (“Notice Date”), whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources (“CPR”) Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within fifteen (15) business days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until the first of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within [**] days after the Notice Date.

(b) Trial Without Jury. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

14. CONFIDENTIAL INFORMATION

14.1 Designation. CONFIDENTIAL INFORMATION that is disclosed in writing shall be marked with a legend indicating its confidential status (such as “Confidential” or “Proprietary”). CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within [**] days of the date of disclosure; such notice shall summarize the CONFIDENTIAL INFORMATION disclosed to the Receiving Party and reference the time and place of disclosure.

14.2 Obligations. For a period of [**] years after termination or expiration of this Agreement, the Receiving Party shall (i) maintain such CONFIDENTIAL INFORMATION in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any CONFIDENTIAL INFORMATION to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such CONFIDENTIAL INFORMATION and who need to know such CONFIDENTIAL INFORMATION for the purposes of this Agreement; (ii) use such CONFIDENTIAL INFORMATION solely for the purposes of this Agreement; and (iii) allow its trustees or directors, officers, employees, consultants, and advisors to reproduce the CONFIDENTIAL INFORMATION only to the extent necessary for the purposes of this Agreement, with all such reproductions being considered CONFIDENTIAL INFORMATION.

14.3 Exceptions. The obligations of the Receiving Party under Section 14.2 above shall not apply to the extent that the Receiving Party can demonstrate that certain CONFIDENTIAL INFORMATION (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the CONFIDENTIAL INFORMATION; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such CONFIDENTIAL INFORMATION; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure.

14.4 Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its CONFIDENTIAL INFORMATION in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of CONFIDENTIAL INFORMATION in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the CONFIDENTIAL INFORMATION in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

15. MISCELLANEOUS.

15.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to M.I.T., all matters relating to the license:

Massachusetts Institute of Technology

Technology Licensing Office, Rm NE25-230

Five Cambridge Center, Kendall Square

Cambridge, MA 02142-1493

Attention: Director

Tel: 617-253-6966

Fax: 617-258-6790

If to M.I.T., relating to any equity action after the initial issuance of shares:

Massachusetts Institute of Technology

Treasurer’s Office

238 Main Street

Cambridge, MA 02142

Attention: Philip Rotner

Tel: 617-253-5422

Fax: 617-258-6676

If to COMPANY:

Parasol Therapeutics, Inc.

c/o Polaris Ventures

1000 Winter Street, Suite 3350

Waltham, MA 02451-1436

Attention: Kevin Bitterman

Tel: 781-290-0770

Fax: 781-290-0880

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

15.2 Governing Law/Jurisdiction.

(a) This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

(b) The state and federal courts having jurisdiction over Cambridge, MA, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement. COMPANY and M.I.T. each submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFFILIATES (on the one hand) or M.I.T. (on the other hand) or constitutes an inconvenient or improper forum.

15.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

15.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

15.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within [**] days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

15.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

15.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is April 28, 2008.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		PARASOL THERAPEUTICS, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ Kevin Bitterman
Name:	Lita L. Nelsen	Name:	Kevin Bitterman
Title:	Director, Technology Licensing Office	Title:	President

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Claude R. Canizares
Name:	Claude R. Canizares, Ph.D.
Title:	Bruno Rossi Professor of Experimental Physics, Vice President for Research, and Associate Provost

APPENDIX A

List of Patent Applications and Patents

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of one page was omitted. [**]

APPENDIX B

List of Countries (excluding United States) for which

PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

To be determined on a case-by-case basis.

EXHIBIT A

CONFLICT AVOIDANCE STATEMENT

Name:	Ram Sasisekharan

Dept. or Lab:	Biological Engineering

Company:	Parasol

Address:	1000 Winter Street Waltham, MA 02451

Licensed Technology: [**]

Because of the M.I.T. license granted to the above company and my equity* position and continuing relationship with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company. Therefore, I will not:

1)	use students at M.I.T. for research and development projects for the company;

2)	restrict or delay access to information from my M.I.T. research;

3)	take direct or indirect research support from the company in order to support my activities at M.I.T.; or

4)	employ students at the company, except in accordance with Section 4.5.2, “Faculty and Students,” in the Policies and Procedure Guide.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company. To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company.

		Signed:	/s/ Ram Sasisekharan

		Date:	12th May 2008

Approved by:	/s/ Douglas A. Lauffenburger

Name (print):	Douglas A. Lauffenburger
(Dept. Head or Lab/Dir)

*	“Equity” includes stock, options, warrants or other financial instruments convertible into stock, which are directly or indirectly controlled by the inventor.

EXHIBIT B

INVENTOR/AUTHOR ACKNOWLEDGMENT

OF NO EQUITY DISTRIBUTION

In partial reliance on the undersigned’s execution of this Acknowledgement, M.I.T. has entered into the license agreement to which this Acknowledgment is attached (the “LICENSE”) in which COMPANY received certain licenses to the technology listed below, on some or all of which the undersigned is a listed inventor or author. The undersigned, independently of the LICENSE, has received or will soon acquire equity in Parasol (“COMPANY”), and, in accordance with M.I.T.’s licensing policies contained in M.I.T.’s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time (specifically §4.2.5 as of this Form Version date), the undersigned, on his/her own behalf and on behalf of his/her heirs and assigns, acknowledges and agrees that he/she has no right to receive any share of equity income received by M.I.T. in consideration for the L1CENSE.

Technology Licensed as of the EFFECTIVE DATE of the LICENSE:

[**].

Witness:	/s/ Ada M. Ziolkowski	Signed:	/s/ Ram Sasisekharan
		Print Name:	Ram Sasisekharan
		Date:	12th May 2008

FIRST AMENDMENT

This First Amendment, effective as of the date set forth above the signatures of the parties below, is between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Parasol Therapeutics, Inc., a Delaware corporation having its principal place of business at c/o Polaris Venture Partners, 1000 Winter Street, Waltham, Massachusetts 02451 (“COMPANY”).

WHEREAS, COMPANY and M.I.T. wish to modify the provisions of the Exclusive Patent License Agreement dated April 28, 2008 (the “LICENSE AGREEMENT”); and

WHEREAS, M.I.T. is the owner of certain technology identified as M.I.T. Case No. [**]; and

WHEREAS, M.I.T. Case No. [**] may be useful in conjunction with the technology licensed by M.I.T. to COMPANY under the LICENSE AGREEMENT (the “INFLUENZA PATENT RIGHTS”); and

WHEREAS, COMPANY and M.I.T. wish to amend the LICENSE AGREEMENT to include patent rights for M.I.T. Case No. [**] (the “ANALYSIS PATENT RIGHTS”) upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1. Appendix A of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

APPENDIX A

List of Patent Applications and Patents

(1)	INFLUENZA PATENT RIGHTS

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of one page was omitted. [**]

(2)	ANALYSIS PATENT RIGHTS

[**]

2. Section 1.6, IMPROVEMENT, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“IMPROVEMENT” shall mean any patentable invention which is:

(i) made under M.I.T. research programs in which Ram Sasisekharan is the principal investigator; and

(ii) disclosed to the M.I.T. Technology Licensing Office within [**] years of the EFFECTIVE DATE; and

(iii) dominated by one or more claims of the PATENT RIGHTS licensed under this Agreement and listed in Appendix A as of the EFFECTIVE DATE; and

(iv) available for licensing after satisfaction of any rights granted to sponsors of the research leading to such invention.

3. Section 1.13, PATENT RIGHTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisional, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed in Appendix A, and the resulting patents;

(d) any patent applications resulting from the invention disclosures for M.I.T. Case Nos. [**] listed on Appendix A, and the resulting patents;

(e) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), (c) and (d) above; and

(f) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), (d) and (e) above, and the resulting patents.

For clarification, the PATENT RIGHTS include the INFLUENZA PATENT RIGHTS set forth in APPENDIX A(1) and the ANALYSIS PATENT RIGHTS set forth in APPENDIX A(2).

4. The following new definitions shall be added to Article 1, DEFINITIONS, of the LICENSE AGREEMENT as Sections 1.21, 1.22 and 1.23:

1.21 “INFLUENZA PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**], as set forth in APPENDIX A(1).

1.22 “ANALYSIS PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**], as set forth in APPENDIX A(2).

1.23 “RESPIRATORY DISEASE FIELD” shall mean human and veterinary applications for the therapy, prophylaxis and diagnosis of respiratory infectious diseases.

5. Section 2.1, License Grants, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM: (a) an exclusive (subject to Sections 2.2, 2.6 and 3.1(a)) royalty-bearing license under the INFLUENZA PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY; and (b) an exclusive (subject to Sections 2.2, 2.6 and 3.1(a)) royalty-bearing license under the ANALYSIS PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS solely in the RESPIRATORY DISEASE FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES solely in the RESPIRATORY DISEASE FIELD in the TERRITORY.

6. Section 2.2(a), Exclusivity, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

(a) In order to establish an exclusive period for COMPANY, M.I.T. agrees that, subject to Sections 2.2(b), 2.6, and 3.1(a): (i) it shall not grant any other license under the INFLUENZA PATENT RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY or to perform LICENSED PROCESSES in the FIELD in the TERRITORY during the TERM (the “EXCLUSIVE PERIOD”), unless sooner terminated as provided in this Agreement; and (ii) it shall not grant any other license under the

ANALYSIS PATENT RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the RESPIRATORY DISEASE FIELD in the TERRITORY during the TERM or to perform LICENSED PROCESSES in the RESPIRATORY DISEASE FIELD in the TERRITORY, unless sooner terminated as provided in this Agreement.

7. As consideration for this amendment to the LICENSE AGREEMENT, COMPANY shall pay to M.I.T. a [**] Dollar ($[**]) fee upon execution of the amendment. This payment is non-refundable.

8. COMPANY shall reimburse M.I.T. for all patent costs incurred by M.I.T. for the ANALYSIS PATENT RIGHTS in accordance with Article 6 of the LICENSE AGREEMENT.

9. The first paragraph of Section 7.2(a), COMPANY Right to Prosecute, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the INFLUENZA PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the INFLUENZA PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. In addition, so long as COMPANY remains the exclusive licensee of the ANALYSIS PATENT RIGHTS in the RESPIRATORY DISEASE FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the ANALYSIS PATENT RIGHTS in the RESPIRATORY DISEASE FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

10. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this First Amendment is September 23, 2008.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		PARASOL THERAPEUTICS, INC.

By:	/s/ Lita L. Nelson	By:	Kevin Bitterman
Name:	Lita L. Nelsen	Name:	/s/ Kevin Bitterman
Title:	Director, Technology Licensing Office	Title:	CEO

SECOND AMENDMENT

This Second Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated April 28. 2008, as amended by the First Amendment dated September 23, 2008 (the “LICENSE AGREEMENT”) between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Parasol Therapeutics, Inc., a Delaware corporation having its principal place of business at 76 Rogers Street, Cambridge, Massachusetts 02142 (“COMPANY”).

WHEREAS, M.I.T. is the owner of certain technology identified as M.I.T. Case No. [**]; and

WHEREAS, M.I.T. Case No. [**] is an IMPROVEMENT (as defined in the LICENSE AGREEMENT) and COMPANY has exercised its rights to add M.I.T. Case No. [**] to the PATENT RIGHTS; and

WHEREAS, COMPANY and M.I.T. wish to amend the LICENSE AGREEMENT to include patent rights for M.I.T. Case No. [**] upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1. Appendix A of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

APPENDIX A

List of Patent Applications and Patents

(1)	INFLUENZA PATENT RIGHTS

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

(2)	ANALYSIS PATENT RIGHTS

[**]

2. Section 1.21, INFLUENZA PATENT RIGHTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“INFLUENZA PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**]. as set forth in APPENDIX A(1).

3. In accordance with Section 2.3 of the LICENSE AGREEMENT, COMPANY shall pay to M.I.T. a [**] Dollar ($[**]) Improvement Addition Fee upon execution of this Second Amendment. This payment is non-refundable.

4. COMPANY’s contact information for the purposes of Section 15.1, Notice, of the LICENSE AGREEMENT shall be updated as follows:

Parasol Therapeutics

76 Rogers Street

Cambridge, MA 02142

Attention: Kevin Bitterman

Tel: 617-498-1070

Fax: 617-498-1073

5. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Second Amendment Is September 18, 2009.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		PARASOL THERAPEUTICS, INC.

By:	/s/ Lita L. Nelson	By:	/s/ Kevin Bitterman
Name:	Lita L. Nelsen	Name:	Kevin Bitterman
Title:	Director, Technology Licensing Office	Title:	President

THIRD AMENDMENT

This Third Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated April 28, 2008, as amended by the First Amendment dated September 23, 2008, and the Second Amendment dated September 18, 2009 (the “LICENSE AGREEMENT”) between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Parasol Therapeutics, Inc., a Delaware corporation having its principal place of business at 76 Rogers Street, Cambridge, Massachusetts 02142 (“COMPANY”).

WHEREAS, M.I.T. is the owner of certain technology identified as M.I.T. Case No. [**]; and

WHEREAS, COMPANY and M.I.T. wish to amend the LICENSE AGREEMENT to include patent rights for M.I.T. Case No. [**] upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1. Appendix A of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

APPENDIX A

List of Patent Applications and Patents

(1)	INFLUENZA PATENT RIGHTS

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

(2)	ANALYSIS PATENT RIGHTS

[**]

[**]

2. Section 1.21, INFLUENZA PATENT RIGHTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“INFLUENZA PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**], as set forth in APPENDIX A(l).

3. COMPANY shall pay to M.I.T. a [**] Dollar ($[**]) Case Addition Fee upon execution of this Third Amendment. This payment is non-refundable.

4. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Third Amendment is December 21, 2009.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		PARASOL THERAPEUTICS, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ Kevin Bitterman
Name:	Lita L. Nelsen	Name:	Kevin Bitterman
Title:	Director Technology Licensing Office	Title:	President

FOURTH AMENDMENT

This Fourth Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated April 28, 2008, as amended by the First Amendment dated September 23, 2008, the Second Amendment dated September 18, 2009, and the Third Amendment dated December 21, 2009 (the “LICENSE AGREEMENT”) between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Visterra, Inc. (f/k/a Parasol Therapeutics, Inc.), a Delaware corporation having its principal place of business at 76 Rogers Street, Cambridge, Massachusetts 02142 (“COMPANY”).

WHEREAS, M.I.T. is the owner of certain technology identified as M.I.T. Case No. [**] and

WHEREAS, COMPANY and M.I.T. wish to amend the LICENSE AGREEMENT to include patent rights for M.I.T. Case No. [**] upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1. Appendix A of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

APPENDIX A

List of Patent Applications and Patents

(1)	INFLUENZA PATENT RIGHTS

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

(2)	ANALYSIS PATENT RIGHTS

[**]

2. Section 1.22, ANALYSIS PATENT RIGHTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“ANALYSIS PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**], as set forth in APPENDIX A(2).

3. COMPANY shall pay to M.I.T. a [**] Dollar ($[**]) Case Addition Fee upon execution of this Fourth Amendment. This payment is non-refundable.

4. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Fourth Amendment is June 15, 2010.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		VISTERRA, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ Kevin Bitterman
Name:	Lita L. Nelsen	Name:	Kevin Bitterman
Title:	Director Technology Licensing Office	Title:	CEO

FIFTH AMENDMENT

This Fifth Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated April 28, 2008, as amended by the First Amendment dated September 23, 2008, the Second Amendment dated September 18, 2009, the Third Amendment dated December 21, 2009, and the Fourth Amendment dated June 15, 2010 (the “LICENSE AGREEMENT”) between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Visterra, Inc. (f/k/a Parasol Therapeutics, Inc.), a Delaware corporation having its principal place of business at 76 Rogers Street, Cambridge, Massachusetts 02142 (“COMPANY”).

WHEREAS, M.I.T. is the owner of certain technology identified as M.I.T. Case No. [**]; and

WHEREAS, COMPANY and M.I.T. wish to amend the LICENSE AGREEMENT to include patent rights for M.I.T. Case Nos. [**] upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1. Appendix A of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

APPENDIX A

List of Patent Applications and Patents

(1)	INFLUENZA PATENT RIGHTS

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

(2)	ANALYSIS PATENT RIGHTS

[**]

2. Section 1.21, INFLUENZA PATENT RIGHTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“INFLUENZA PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**], as set forth in APPENDIX A(l).

3. COMPANY shall pay to M.I.T. a [**] Dollar ($[**]) Case Addition Fee for each case, for a total of [**] Dollars ($[**]) upon execution of this Fifth Amendment. This payment is non-refundable.

4. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Fifth Amendment is September 22, 2010.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		VISTERRA, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ Kevin Bitterman
Name:	Lita L. Nelsen	Name:	Kevin Bitterman
Title:	Director Technology Licensing Office	Title:	CEO

SIXTH AMENDMENT

This Sixth Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated April 28, 2008, as amended by the First Amendment dated September 23, 2008, the Second Amendment dated September 18, 2009, the Third Amendment dated December 21, 2009, the Fourth Amendment dated June 15, 2010, and the Fifth Amendment dated September 22, 2010 (the “LICENSE AGREEMENT”) between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Visterra, Inc. (f/k/a Parasol Therapeutics, Inc.), a Delaware corporation having its principal place of business at One Kendall Square, Suite B3301, Cambridge, MA 02139 (“COMPANY”).

WHEREAS, M.I.T. is the owner of certain technology identified as M.I.T. Case No. [**]; and

WHEREAS, COMPANY and M.I.T. wish to amend the LICENSE AGREEMENT to include patent rights for M.I.T. Case No. [**] upon the terms and conditions hereinafter set forth;

WHEREAS, M.I.T. has informed COMPANY that it does not intend to file patent applications for M.I.T. Case Nos. [**];

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1. Appendix A of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

APPENDIX A

List of Patent Applications and Patents

(1)	INFLUENZA PATENT RIGHTS

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

(2)	ANALYSIS PATENT RIGHTS

[**]

2. Section 1.21, INFLUENZA PATENT RIGHTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“INFLUENZA PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**], as set forth in APPENDIX A(1).

3. Section 3.1(a)(vi), General Diligence Requirements, of the LICENSE AGREEMENT shall be amended by replacing “[**] anniversary” with “[**] anniversary”.

4. Notwithstanding anything to the contrary in the LICENSE AGREEMENT, in recognition of the value of the PATENT RIGHTS for M.I.T. Case No. [**] in identifying and/or designing related products, M.I.T. and COMPANY agree that any product that is identified and/or designed by COMPANY or an AFFILIATE or SUBLICENSEE, in whole or in part, through the use of novel variable heavy and variable light domain sequences, or a fragment thereof (e.g., a CDR sequence), disclosed in M.I.T. Case No. [**] (including without limitation, a molecule that comprises a derivative of a novel variable heavy and variable light domain sequence, or fragment thereof, described therein) shall be deemed a LICENSED PRODUCT for the purposes of this Agreement.

5. COMPANY shall pay to M.I.T. a [**] Dollar ($[**]) Case Addition Fee upon execution of this Sixth Amendment. This payment is non-refundable.

6. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Sixth Amendment is May 18, 2012.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		VISTERRA, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ Steven Brugger
Name:	Lita L. Nelsen	Name:	Steven Brugger
Title:	Director Technology Licensing Office	Title:	CEO

SEVENTH AMENDMENT

This Seventh Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated April 28, 2008, as amended by the First Amendment dated September 23, 2008, the Second Amendment dated September 18, 2009, the Third Amendment dated December 21, 2009, the Fourth Amendment dated June 15, 2010, the Fifth Amendment dated September 22, 2010, and the Sixth Amendment dated May 18, 2012 (the “LICENSE AGREEMENT”) between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts, 02139 (“M.I.T.”), USA and Visterra, Inc. (f/k/a Parasol Therapeutics, Inc.), a Delaware corporation, with a principal place of business at One Kendall Square, Suite B3301, Cambridge, Massachusetts 02139 (“COMPANY”).

WHEREAS, M.I.T. is the owner of certain technology identified as M.I.T. Case No. [**], and COMPANY and M.I.T. wish to amend the LICENSE AGREEMENT to include patent rights for M.I.T. Case No. [**] upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree to modify the LICENSED AGREEMENT as follows:

I. Article 2, GRANT OF RIGHTS, of the LICENSE AGREEMENT shall be amended to add the following new Section 2.8:

2.8 Invention Disclosure for M.I.T. Case No. [**]

(a) M.I.T. has received an invention disclosure for M.I.T. Case No. [**] (the “MIT [**] Invention Disclosure”). As of the effective date of this Seventh Amendment, M.I.T. has not filed any patent applications on such MIT [**] Invention Disclosure. Subject to any obligations to third parties, M.I.T. agrees to add to the INFLUENZA PATENT RIGHTS of this Agreement M.I.T.’s rights in any patent applications filed on the MIT [**] Invention Disclosure, as set forth herein.

(b) Upon (i) the filing of a patent application on the M.I.T. [**] Invention Disclosure with the United States Patent and Trademark Office, and (ii) the recordal of an assignment document(s) with the United States Patent and Trademark Office whereby the inventors have assigned their inventorship interests rights in any such patent application to M.I.T., subject to any obligations to third parties. Appendix A(l) shall be deemed to have been amended to add M.I.T.’s rights in such patent application to the INFLUENZA PATENT RIGHTS.

(c) In accordance with Section 6.4, COMPANY shall pay all reasonable fees and costs relating to the filing, prosecution and maintenance of the patent rights based on the MIT [**] Invention Disclosure.

(d) Promptly after the filing of a patent application on the MIT [**] Invention Disclosure with the United States Patent and Trademark Office, M.I.T. shall provide COMPANY with a copy of such patent application, which application shall be kept confidential.

2. Section 1.21, INFLUENZA PATENT RIGHTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“INFLUENZA PATENT RIGHTS” shall mean any and all PATENT RIGHTS based on M.I.T. Case No. [**], as set forth in APPENDIX A(1).

3. COMPANY shall pay to M.I.T. a [**] Dollar ($[**]) Case Addition Fee upon execution of this Seventh Amendment. This payment is non-refundable.

4. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Seventh Amendment is January 14, 2013.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		VISTERRA, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ Zachary Shriver
Name:	Lita L. Nelsen	Name:	Zachary Shriver
Title:	Director Technology Licensing Office	Title:	10 January 2013

EIGHTH AMENDMENT

This Eighth Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated April 28, 2008, as amended by the First Amendment dated September 23, 2008, the Second Amendment dated September 18, 2009, the Third Amendment dated December 21, 2009, the Fourth Amendment dated June 15, 2010, the Fifth Amendment dated September 22, 2010, the Sixth Amendment dated May 18, 2012 and the Seventh Amendment dated January 14, 2013 (the “LICENSE AGREEMENT”) between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts, 02139 (“M.I.T.”), USA and Visterra, Inc. (f/k/a Parasol Therapeutics, Inc.), a Delaware corporation, with a principal place of business at One Kendall Square, Suite B3301, Cambridge, Massachusetts 02139 (“COMPANY”).

WHEREAS, COMPANY has notified M.I.T. that they wish to wish to modify the provisions of the LICENSE AGREEMENT to remove the patent rights related to the following cases from the LICENSE AGREEMENT:

(1)	M.I.T. Case No. [**];

(2)	M.I.T. Case No. [**];

(3)	M.I.T. Case No. [**]; and

(4)	M.I.T. Case No. [**].

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree to modify the LICENSE AGREEMENT as follows:

1. Appendix A of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

APPENDIX A

List of Patent Applications and Patents

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

2. Section 1.13, PATENT RIGHTS, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

“PATENT RIGHTS” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisional, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed in Appendix A, and the resulting patents;

(d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisional, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

3. Section 1.21, INFLUENZA PATENT RIGHTS, of the LICENSE AGREEMENT shall be deleted in its entirety.

4. Section 1.22, ANALYSIS PATENT RIGHTS, of the LICENSE AGREEMENT shall be deleted in its entirety.

5. Section 1.23, RESPIRATORY DISEASE FIELD, of the LICENSE AGREEMENT shall be deleted in its entirety.

6. Section 2.1 shall be amended to read in its entirety as follows:

2.1 License Grants. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM: (a) an exclusive (subject to Sections 2.2, 2.6 and 3.1(a)) royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES in the FIELD in the TERRITORY.

7. Section 2.2(a) of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

(a) In order to establish an exclusive period for COMPANY, M.I.T. agrees that, subject to Sections 2.2(b), 2.6, and 3.1(a): (i) it shall not grant any other license under the PATENT RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY or to perform LICENSED PROCESSES in the FIELD in the TERRITORY during the TERM (the “EXCLUSIVE PERIOD”), unless sooner terminated as provided in this Agreement.

8. The first paragraph of Section 7.2(a), COMPANY Right to Prosecute, of the LICENSE AGREEMENT shall be amended to read in its entirety as follows:

COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.LT. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

9. Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Eighth Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Eighth Amendment is May 20, 2014.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		VISTERRA, INC.

By:	/s/ Lita L. Nelsen	By:	/s/ David Arkowitz
Name:	Lita L. Nelsen	Name:	COO & CFO
Title:	Director Technology Licensing Office	Title:	David Arkowitz